Exhibit 99.1

Contacts: George E McHenry       (512) 777-3800

Thomas C Hofmeister  (512) 777-3800

Hanger Orthopedic Group, Inc. Announces Underwritten Public Offering by Shareholder

Number of Outstanding Shares Remains Unchanged

AUSTIN, TX — (December 9, 2010) — Hanger Orthopedic Group, Inc. (NYSE: HGR) announced today the public offering of 2,000,000 shares of its common stock by Ares Corporate Opportunities Fund, L.P. The shares being offered are a portion of the currently outstanding shares issued to Ares in August 2008 in connection with the conversion of all of Hanger’s Series A Convertible Preferred Stock into common stock. Upon completion of the public offering of these shares, the overall number of outstanding shares of Hanger Orthopedic Group, Inc. will be unchanged. Hanger Orthopedic Group, Inc. will not receive any proceeds from this transaction. Barclays Capital Inc. is the sole underwriter for the offering. The offering is being made only by means of a written prospectus forming part of the effective registration statement. Copies of the preliminary and final prospectus related to this offering may be obtained from Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, (888) 603-5847 or email barclaysprospectus@broadridge.com

The shares are being sold pursuant to an effective registration statement that was previously filed with the Securities and Exchange Commission. This announcement does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About Hanger Orthopedic Group, Inc.

Hanger Orthopedic Group, Inc., headquartered in Austin, Texas, is the world’s premier provider of orthotic and prosthetic patient care services. Hanger is the market leader in the United States, owning and operating in excess of 675 patient care centers in 45 states and the District of Columbia, with more than 3,800 employees, including over 1,100 practitioners, as of September 30, 2010.  Hanger is organized into four units. The two key operating units are patient care, which consists of nationwide orthotic and prosthetic practice centers, and distribution, which consists of distribution centers managing the supply chain of orthotic and prosthetic componentry to Hanger and third party patient care centers. The third is Linkia, which is the first and only provider network management company for the orthotics and prosthetics industry. The fourth unit, comprised of Accelerated Care Plus and Innovative Neurotronics, introduces new technologies and clinical modalities.  Accelerated Care Plus provides integrated clinical programs to rehabilitation providers, and Innovative Neurotronics provides new neuromuscular technology solutions for patients who have had a loss of mobility.  For more information on Hanger, visit http://www.hanger.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements.  When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors include risks related to the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products and the other factors identified in the Company’s prospectus supplement dated December 9, 2010 filed with the Securities and Exchange Commission under the Securities Act of 1933.  The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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